Exhibit 23.1

Consent of Independent Accountants

     We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84296, 33-62277, 33-64517, 333-53585, 333-69887, 333-69885, 333-27999, 333-59470 and 333-59474) and Form S-3 (No. 333-59402) of ORBITAL SCIENCES CORPORATION of our reports dated March 7, 2002, except as to Notes 1A and 14, which are as of August 22, 2002, relating to the consolidated financial statements and financial statement schedules of Orbital Sciences Corporation which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
November 19, 2002

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